Exhibit 99.1

Independent Auditors’ Report

To the Board of Directors of EV Management, LLC
And Unitholders of EV Energy Partners, L.P. and Subsidiaries
Houston, Texas

We have audited the accompanying combined statement of revenues and direct operating expenses - assets acquired from EnerVest Energy Institutional Fund IX, L.P. and EnerVest Energy Institutional Fund IX-WI, L.P. (the “Acquisition Properties”), as defined in the purchase and sale agreements dated August 11, 2008 by EV Energy Partners, L.P. (the “Partnership”) for the year ended December 31, 2007. This statement is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free of material misstatement. The Acquisition Properties are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Partnership’s interests in the Acquisition Properties described above.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Acquisition Properties for the year ended December 31, 2007, as described in Note 1 to the statement, in conformity with accounting principles generally accepted in the United States of America.

/s/DELOITTE & TOUCHE LLP
Houston, Texas
November 10. 2008

Assets Acquired from EnerVest Energy Institutional Fund IX
Combined Statement of Revenues and Direct Operating Expenses
(in thousands)

Year Ended December 31, 2007
Revenues	$22,915

Direct operating expenses:
Lease operating expenses	5,367
Production and other taxes	2,808
Total direct operating expenses	8,175

Excess of revenues over direct operating expenses	$14,740

See accompanying notes to combined statement of revenues and direct operating expenses.

Assets Acquired from EnerVest Energy Institutional Fund IX
Notes to Combined Statement of Revenues and Direct Operating Expenses

1.	BASIS OF PRESENTATION

The accompanying historical combined statement of revenues and direct operating expenses presents the revenues and direct operating expenses for the year ended December 31, 2007 of the assets (the “San Juan Assets”) acquired, as defined in the purchase and sale agreement dated August 11, 2008, between EnerVest Energy Institutional Fund IX, L.P. and EnerVest Energy Institutional Fund IX-WI, L.P. (collectively “EEIF IX”) and EV Energy Partners, L.P. (the “Partnership”). The San Juan Assets were purchased by the Partnership on September 8, 2008 for $118.4 million in cash and 908,954 common units of the Partnership, subject to contractual post-closing adjustments.

The San Juan Assets were part of larger affiliated enterprises prior to the acquisition by the Partnership. Historical combined financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not readily available on an individual property basis and not meaningful to the acquired properties. Accordingly, the accompanying combined statement is presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission S-X.

The combined statement of revenues and direct operating expenses is not necessarily indicative of the financial condition or results of operations of the San Juan Assets going forward because of the changes in the business and the exclusion of certain operating and overhead expenses.

2.	SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenues in the accompanying combined statement of revenues and direct operating expenses consist of sales of oil and natural gas related to the San Juan Assets. Oil revenues are recognized when production occurs and title has passed. Natural gas revenues are recognized using the sales method of accounting. Under this method of accounting, revenues are recognized based on volumes sold, which may differ from the volume to which the Partnership is entitled based on its working interest. An imbalance is recognized as a liability only when the estimated remaining reserves will not be sufficient to enable the under-produced owner(s) to recoup its entitled share through future production. Revenues also include realized gains and losses on natural gas derivatives.

Direct Operating Expenses

Direct operating expenses are recognized on the accrual basis and consist of monthly operator overhead costs and other direct costs of operating the San Juan Assets. Included in direct operating expenses are costs associated with field operating expenses, marketing, monthly operator overhead, production taxes and ad valorem taxes.

3.	EXCLUDED EXPENSES

The San Juan Assets were part of a larger enterprise prior to the acquisition by the Partnership. Historically, general and administrative expenses, interest, income taxes and other indirect expenses were not allocated to the San Juan Assets and have been excluded from the accompanying combined statement.

In addition, depreciation, depletion and amortization have been excluded from the accompanying combined statement of revenues and direct operating expenses as such amounts would not be indicative of those expenses which would be incurred based on the amounts expected to be allocated to the San Juan Assets by the Partnership.

Assets Acquired from EnerVest Energy Institutional Fund IX
Notes to Combined Statement of Revenues and Direct Operating Expenses (continued)

4.	RISK MANAGEMENT

EEIF IX utilized derivative instruments to hedge its exposure to oil and natural gas price volatility. These derivative instruments were designated as hedges for accounting purposes pursuant to Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. Net realized losses of $0.6 million were recognized and included in revenues during the year ended December 31, 2007.

5.	COMMITMENTS AND CONTINGENCIES

The activities of the San Juan Assets are subject to potential claims and litigation in the normal course of operations.  The Partnership is not aware of any legal, environmental or other commitments or contingencies that would have a material effect of the statement of revenues and direct operating expenses.

6.	SUPPLEMENTAL INFORMATION FOR OIL AND NATURAL GAS PRODUCING ACTIVITIES (unaudited)

Supplemental oil and natural gas reserve information related to the San Juan Assets is presented in accordance with the requirements of Statement of Financial Accounting Standards No. 69, Disclosures about Oil and Gas Producing Activities (“SFAS No. 69”).

Because oil and natural gas reserves are based on many assumptions, all of which may substantially differ from actual results, reserve estimates and timing of development and production may be significantly different from the actual quantities of oil and natural gas that are ultimately recovered and the timing of such production. In addition, results of drilling, testing and production after the date of an estimate may justify material revisions to the estimates.

Estimated proved reserves

The following reserve estimates present EEIF IX’s estimate of proved oil and natural gas reserves and net cash flows of the San Juan Assets in accordance with guidelines established by the Securities and Exchange Commission. These reserve estimates were prepared by EEIF IX and are a function of (i) the quality and quantity of available data, (ii) the interpretation of that data, (iii) the accuracy of various economic assumptions used and (iv) the judgment of the persons preparing the estimate.

The volumes of proved oil and natural gas reserves shown are estimates, which, by their nature, are subject to later revision. These proved oil and natural gas reserves were estimated utilizing all available geological and reservoir data as well as production performance data.

The following table sets forth estimates of the proved oil and natural gas reserves (net of royalty interests) and changes therein, of the San Juan Assets.

	Natural Gas (Mmcf)	Oil (MBbls)	Natural Gas Liquids (Mbbls)		Total (MMcfe) [1]
January 1, 2007	43,395	1,261	2,695		67,131
Revisions of previous estimates	308	17	1,909	(2)	11,864
Production	(2,012)	(60)	(172)		(3,404)
December 31, 2007	41,691	1,218	4,432		75,591

Proved developed reserves as of:
December 31, 2007	37,808	1,218	4,432		71,708

Proved undeveloped reserves as of:
December 31, 2007	3,883	-	-		3,883

(1)	Total volumes are in millions of cubic feet of natural gas equivalent (“MMcfe”). For this computation, one barrel is the equivalent of six thousand cubic feet of natural gas.
(2)	Increase in revision is primarily due to the change in the price of natural gas liquids at the end of the year compared with the beginning of the year.

Assets Acquired from EnerVest Energy Institutional Fund IX
Notes to Combined Statement of Revenues and Direct Operating Expenses (continued)

Estimates of future net cash flows from proved reserves of oil and natural gas were made in accordance with SFAS No. 69. The weighted average price estimate used for the development of future cash inflows was $4.71 per MMcfe for the year ended December 31, 2007. Estimated future cash flows are reduced by estimated future development, production, abandonment and dismantlement costs based on year-end cost levels, assuming continuation of existing economic conditions.

Standardized measure of discounted future net cash flows

The present value of future net cash flows does not purport to be an estimate of the fair market value of the San Juan Assets’ proved reserves. An estimate of fair value would also take into account, among other things, anticipated changes in future prices and costs, the expected recovery of reserves in excess of proved reserves and a discount factor more representative of the time value of money and the risks inherent in producing oil and natural gas.

The following table sets forth estimates of the standardized measure of discounted future net cash flows from proved reserves of oil and natural gas.

(in thousands)	Year Ended December 31, 2007
Future cash inflows	$574,992
Future oil and natural gas operating costs	(134,705)
Future development costs	(4,228)
Future production taxes	(82,526)
Future income tax expense	-
Future net cash flows	353,533
10 percent discount for estimated timing of cash flows	(225,112)
Standardized measure of discounted future net cash flows	$128,421

The following table sets forth the changes in standardized measure of discounted future net cash flow relating to proved oil and natural gas reserves.

(in thousands)	Year Ended December 31, 2007
Beginning of period	$65,958
Sales of oil and natural gas, net of production costs	(14,740)
Net changes in prices and production costs	56,110
Change in estimated future development costs	(1,522)
Revisions of previous quantity estimates (1)	20,202
Accretion of discount	6,595
Timing and other	(4,182)
End of period	$128,421

(1) Increase in revision is primarily due to the change in the price of natural gas liquids at the end of the year compared with the beginning of the year.